Exhibit 10.26.5

2011 Plan – US certificate

Chairman and Chief Executive Officer (Principal Executive Officer)
Restricted Stock Unit Award Certificate (Performance-based award)	ID: XXXXXXXX Connaught House 1 Burlington Rd. Dublin 4, Ireland

Chairman and Chief Executive Officer (Principal Executive Officer)
«FIRST_NAME» «MIDDLE_NAME» «LAST_NAME» «ADDRESS_LINE_1» «ADDRESS_LINE_2» «ADDRESS_LINE_3» «CITY», «STATE» «ZIP_CODE»	Option Number: Plan: ID:

Effective on «GRANT_DATE», you have been granted a Restricted Stock Unit (“RSU”) award.  The RSU award is for a total of «SHARES_GRANTED» shares of Alkermes plc (the “Company”) ordinary shares.

The RSU award is granted under and is governed by the terms and conditions of this Restricted Stock Unit Award Certificate and the Alkermes plc 2011 Stock Option and Incentive Plan, as amended (the “Plan”).  Unless otherwise defined in this Award Certificate, all capitalized terms shall be as defined in the Plan.

The right to acquire the shares subject to the RSU award is based upon:

 ***ADD PERFORMANCE Criteria AND ANY RELEVANT forfeiture language***

*** ADD VESTING SCHEDULE***

You must be employed by the Company on a vesting date in order to receive the RSU award shares that vest on that date.  For the purpose of the terms of this RSU award, you will be deemed to be employed by the Company so long as you remain employed by a company which continues to be a subsidiary of the Company.

In the event of the termination of your employment with the Company (but not the termination of a non-employment relationship with the Company) by reason of death or permanent disability, the RSU award shall vest in full on such termination of employment.

____________________________________________ Alkermes plc	______________________ Date